Exhibit 3.3

Exhibit 3.3

MC-132491

Certificate Of Incorporation

I, JOY A. RANKINE Assistant Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law CAP. 22, that all requirements of the said Law in respect of registration were complied with by

New Melita Topco Ltd.

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 2nd day of February Two Thousand Four

Given under my hand and Seal at George Town in the Island of Grand Cayman this 2nd day of February Two Thousand Four

Assistant Registrar of Companies, Cayman Islands, B.W.I.

MC-132491

Certificate of Incorporation on Change of Name

I DO HEREBY CERTIFY that New Melita Topco Ltd.

having by Special resolution dated 28th day of April Two Thousand Four changed its name, is now incorporated under name of

Concerto Software Group Holdings Ltd.

Given under my hand and Seal at George Town in the Island of Grand Cayman this 30th day of April Two Thousand Four

An Authorised Officer, Registry of Companies, Cayman Islands, B.W.I.

MC-132491

Certificate of Incorporation on Change of Name

I DO HEREBY CERTIFY that

Concerto Software Group Holdings Ltd.

having by Special resolution dated 22nd day of September Two Thousand Five changed its name, is now incorporated under name of

Aspect Software Group Holdings Ltd.

CERTIFIED TO BE A TRUE AND CORRECT COPY

Sig.

Neydis Taveras

Acting Assistant Registrar

Date 04 November 2005

Given under my hand and Seal at George Town in the Island of Grand Cayman this 4th day of November Two Thousand Five

(SGD. Neydis Taveras)

An Authorised Officer, Registry of Companies, Cayman Islands, B.W.I.